UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 10, 2017 (February 7, 2017)

Rockwell Automation, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12383	25-1797617
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 South Second Street

Milwaukee, Wisconsin 53204

(Address of Principal Executive Offices) (Zip Code)

(414) 382-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a)	The annual meeting of shareowners of the Company was held on February 7, 2017. The final results for each of the matters submitted to a vote of shareowners at the annual meeting are set forth below.

(b)	At the annual meeting, the shareowners:

(i)	voted to elect three directors of the Company to a term expiring in 2020 and two directors of the Company to a term expiring in 2019. Each nominee was elected by a vote of the shareowners as follows:

	Affirmative Votes	Votes Withheld	Broker Nonvotes
Steven R. Kalmanson	92,824,508	657,852	15,091,574
James P. Keane	92,808,933	673,427	15,091,574
Donald R. Parfet	92,768,440	713,920	15,091,574
Blake D. Moret	92,622,814	859,546	15,091,574
Thomas W. Rosamilia	92,909,765	572,595	15,091,574

(ii)	voted on a proposal to approve the selection by the Audit Committee of the Company’s Board of Directors of the firm of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2017. The proposal was approved by a vote of the shareowners as follows:

Affirmative votes	106,346,704
Negative votes	1,845,003
Abstentions	382,227

(iii)	voted on a proposal to approve on an advisory basis the compensation of the Company’s named executive officers as set forth in the Company’s proxy statement for the February 7, 2017 annual meeting. The proposal was approved on an advisory basis by a vote of the shareowners as follows:

Affirmative votes	84,500,120
Negative votes	5,396,647
Abstentions	3,585,593
Broker Nonvotes	15,091,574

(Page 2 of 4 Pages)

(iv)	voted on a proposal to approve on an advisory basis the frequency of the shareowner vote on the compensation of the Company’s named executive officers. The proposal was approved on an advisory basis by a vote of the shareowners as follows:

1 year	83,606,391
2 years	506,734
3 years	8,837,762
Abstentions	531,473
Broker Nonvotes	15,091,574

(Page 3 of 4 Pages)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKWELL AUTOMATION, INC.
(Registrant)

By	/s/ Rebecca W. House
Rebecca W. House
Senior Vice President, General Counsel and Secretary

Date: February 10, 2017

(Page 4 of 4 Pages)